EXCLUSIVE LICENSE FOR ADDITONAL TERRITORES

PURCHASE ORDER FOR PROTOTYPE

THIS AGREEMENT made as of the 31st of August 2014.

BETWEEN:

ME RESOURCE CORP., a corporation incorporated under the laws of the Province of British Columbia and having its head office at Suite 900 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8.

(hereinafter called "MEC")

OF THE FIRST PART

AND

WELL POWER INC., a company incorporated under the laws of the NEVADA, and having its head office at Suite #910, 11111 Katy Freeway Houston, Texas 77079

(hereinafter called the "WPI")

OF THE SECOND PART

WHEREAS MEC is the developer and manufacturer of the products listed and described in technical detail in the Exclusive License and Distribution Agreement dated January 22, 2014. ("Exclusive License")

WHEREAS, MEC and WPI understand that prior to exclusivity being granted to WPI, a full-scale pilot project will have to be established within the prescribed Territory, at a site determined by WPI and agreed upon by all parties.

WHEREAS, WPI has obtained from MEC the exclusive right to distribute and deploy the Products in Texas and first right of refusal to oil and gas producers, operators, and service providers (hereto after referred to as the "Territory") on the terms and subject to the conditions contained in the Exclusive License.

And WHEREAS, WPI wishes to extend its License to Additional Territory of Montana; and wishes to issue a purchase order for one Micro Refinery Test Units on the terms and subject to the conditions contained herein set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar now paid by each party hereto to each of the other parties hereto, and other good and valuable consideration (the receipt and sufficiency of which hereby acknowledged by each of the parties hereto), it is agreed as follows:

1.                                      Appointment of Additional Territory

1.1.	MEC appoints WPI as its exclusive distributor in the additional territory of Montana ("Additional Territory") for the Products upon the terms and conditions herein set out; and on the terms and subject to the conditions contained in the Exclusive License.

1.2.	The WPI hereby accepts its appointment as its exclusive distributor in the Additional Territory and agrees to purchase the Products from MEC upon the terms and conditions herein set out; and on the terms and subject to the conditions contained in the Exclusive License.

2.                                      Additional Territory Fee

2.1	A $250,000 non-refundable license payment for the exclusive distribution rights to distribute or deploy the Products in the Additional Territory, except as herein provided. The payment will be invoiced and due in 60 days. This fee will be used towards the engineering and development of a Territory specific full-scale pilot project and only after the successful operation of this pilot project, will the exclusive license be granted. WPI understands the Products are in the early stage of development and prototype needs to be developed specifically for operation in each Territory; and MEC cannot concisely design and will not be liable for any specific deliverables of the Micro Refinery Units.

2.2	These Additional Territories will be considered as an amendment to the original Territory of Texas and will be considered under the same terms and subject to the same conditions as the definition of Territory contained in the Exclusive License.

3.                                      Purchase Order for a Prototype Micro Refinery Unit

2.1	WPI specifies this agreement as a purchase order for a Prototype Micro Refinery Unit. This unit will be skid mounted (transportable) and have the ability to process a maximum of 100 MCF/day of natural gas into stable liquid hydrocarbons and fuel quality gas to be used to produce power from external natural gas power generators. This Prototype Micro Refinery Unit will be developed into a full-scale pilot project and will be used for research and development purposes.

2.2	The total price for this Prototype Micro Refinery Unit will be USD$1,200,000 with a 30% Deposit due upon acceptance of the purchase order and issuance of invoice.

GENERAL CONTRACT PROVISIONS

3.1	All notices, requests, demands, purchase orders or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, and by facsimile transmission to such other party as follows:

(a)                To MEC at: ME Resource Corp.

Suite 900, 555 Burrard Street,

Vancouver, British Columbia, Canada V7X 1M8

Tel: (604) 893 7033

Fax: (604) 692 2801

(b)               To WPI at: Well Power Inc.

C/o: Cane and Clark

3273 Warm Springs Rd.

Las Vegas, NV 89120

Tel: 702.312.6255

Fax: 702.944.7100

or at such other address as may be given by such person to the other parties hereto in writing from time to time. If any party bound hereby or any permitted transferee of shares hereunder shall not have given the parties hereto notice setting forth an address for the giving of Notices, the Notice for such person shall be deemed to have been properly given if given in accordance with the terms hereof as if given to the transferor(s) of such shares.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

3.2	The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their cote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

3.3	This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

3.4	Time shall be of the essence of this Agreement and or every part hereof and no extensions or variation of this Agreement shall deploy as a waiver of this provision.

3.5	This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. The Schedules referred to herein are incorporated herein by reference and form part of the Agreement.

3.6	This Agreement shall ensure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

3.7	Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

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3.8	The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

3.9	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

3.10	In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

3.11	When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

3.12	Any references in the Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

3.13	If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

3.14	In the event of conflict between one or any portion of any Section of these Terms and Conditions and of the terms of any previous agreements, the provisions of these Terms and Conditions shall prevail.

3.15	The parties hereto agree that this Agreement may be transmitted by facsimile or such similar devise and the reproduction of signatures by facsimile or such similar device will be treated as binding as if original and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties have duly executed this Distribution Agreement as of the date first above written.

ME Resource Corp.

Per: /s/ N S Jagpal
Navachand Jagpal

Well Power, Inc.

Per: /s/ Dan Patience
Dan Patience

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